Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "OXYGEN BIOTHERAPEUTICS, INC.", CHANGING ITS NAME FROM "OXYGEN BIOTHERAPEUTICS, INC." TO "TENAX THERAPEUTICS, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF SEPTEMBER, A.D. 2014, AT 2:52 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE NINETEENTH DAY OF SEPTEMBER, A.D. 2014.

SECRETARY OF STATE · DELAWARE · 1776 · 1970

Jeffrey W. Bullock, Secretary of State

4530792 8100

AUTHENTICATION: 1682442

141153381

DATE: 09-09-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:52 PM 09/08/2014
FILED 02:52 PM 09/08/2014
SRV 141153381 - 4530792 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF OXYGEN BIOTHERAPEUTICS, INC.

Oxygen Biotherapeutics, Inc. (the "**Corporation**"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the "**Certificate of Amendment**") amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on April 17, 2008 (the "**Certificate of Incorporation**").

2. Article 1 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

(a) The name of the corporation is Tenax Therapeutics, Inc. (the "Corporation")."

3. This amendment was duly adopted in accordance with the provisions of Section[s] 222 and 242 of the General Corporation Law of the State of Delaware.

4. The Effective Date of this Amendment shall be September 19, 2014.

5. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Nancy J.M. Hecox, its Corporate Secretary, this 8th day of September, 2014.

By: [signature]
Name: Nancy J.M. Hecox
Title: Corporate Secretary